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EXHIBIT 21 - SUBSIDIARIES OF BANCORP


      The following table sets forth all of Bancorp's subsidiaries as of the date of this report.

                                                         State of
                                                       Jurisdiction
                                       % of Voting    Under the Laws
                                        Securities        of which
                                          Owned          Organized

The Provident Bank                        100                  Ohio
  Provident Commercial Group, Inc.        100                  Ohio
  Provident Securities and Investment
    Company                               100                  Ohio
  PB Realty, Inc.                         100                  Ohio
  Provident Consumer Financial
    Services, Inc.                        100                  Ohio
  Information Leasing Corporation         100                  Ohio
  Procurement Alternatives Corporation    100                  Ohio
The Provident Bank of Kentucky            100                Kentucky
Provident Investment Advisers, Inc.       100                  Ohio
Provident Mortgage Company                100                  Ohio
Provident Capital Trust I                 100                Delaware